SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 30, 2005, among Crystal US Holdings 3 L.L.C. ("Crystal 3 L.L.C."), Crystal US Sub 3 Corp. ("Crystal Sub 3" and, together with Crystal 3 L.L.C., the "Issuer"), Celanese Corporation, a Delaware corporation (the "New Guarantor"), and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee"). As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

RECITALS

WHEREAS, the Issuer and the Trustee have heretofore executed an Indenture (as amended, supplemented or otherwise modified, the "Indenture"), dated as of September 24, 2004, providing for the issuance of the Issuer's 10% Series A Senior Discount Notes due 2014 (the "Series A Notes") and 10½% Series B Senior Discount Notes due 2014 (the "Series B Notes" and, together with the Series A Notes, the "Notes");

WHEREAS, Section 9.01 of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to add any Guarantee of the Notes (including any Guarantee by the New Guarantor) in any from reasonably satisfactory to the Trustee or to release any Guarantee (including any Guarantee by the New Guarantor); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE 1

GUARANTEE

Section 1.01. Guarantee of the Notes.    (a) The Guaranteed Obligations (as defined below) of the Issuer pursuant to the Notes, including any repurchase obligation resulting from a Change of Control, shall be unconditionally guaranteed by the New Guarantor, which Guarantee may be released at any time after the issuance of the Notes at the option of the Issuer and the New Guarantor.

(b)    The New Guarantor agrees that its Guarantee shall remain in full force and effect until the earlier of (i) payment in full of all the Guaranteed Obligations and (ii) such time following the issuance of the Notes that the Issuer and the New Guarantor elect in their sole discretion to release such Guarantee.

(c)    The New Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations").

(d)    The New Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The New Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the New Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or the New Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the New Guarantor, except as provided in Section 1.02(b).

(e)    The New Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer's or the New Guarantor's obligations hereunder prior to any amounts being claimed from or paid by the New Guarantor hereunder. The New Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the New Guarantor.

(f)    The New Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(g)    In the event the Issuer terminates its obligations under the Notes and the Indenture by exercising its Legal Defeasance option or its Covenant Defeasance option under Section 8.02 of the Indenture, the obligations of the New Guarantor under its Guarantee of the Notes shall be terminated simultaneously with the termination of such obligations.

(h)    Except as set forth in Sections 1.01(g) and 1.02 of this Supplemental Indenture, the obligations of the New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the New Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the New Guarantor or would otherwise operate as a discharge of the New Guarantor as a matter of law or equity.

(i)    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the New Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(j)    The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The New Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor for the purposes of this Section 1.01.

(k)    The New Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 1.01.

(l)    Upon request of the Trustee, the New Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

Section 1.02. Limitation on Liability.    (a) Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the New Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture or the Guarantee, as they relate to the New Guarantor, subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or other comparable provision of applicable law.

(b)    The New Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Guaranteed Obligations under this Article 1 and the Indenture if the Issuer and the New Guarantor elect in their sole discretion to release the Guarantee of the New Guarantor.

Section 1.03. Successors and Assigns.    This Article 1 shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

Section 1.04. No Waiver.    Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 1 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 1 at law, in equity, by statute or otherwise.

Section 1.05. Modification.    No modification, amendment or waiver of any provision of this Article 1, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 1.06. Non-impairment.    The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 2

MISCELLANEOUS

Section 2.01. Notices.    All notices or other communications to the New Guarantor shall be given as provided in 13.02 of the Indenture.

Section 2.02. Ratification of Indenture; Supplemental Indentures Part of Indenture.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and the Trustee and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 2.03. Governing Law.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.04. Trustee Makes No Representation.    The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2.05. Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.06. Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CRYSTAL US HOLDINGS 3 L.L.C.
By: /s/ Corliss J. Nelson
Name: Corliss J. Nelson
Title: Vice President and Chief Financial Officer
CRYSTAL US SUB 3 CORP.
By: /s/ Michael E. Grom
Name: Michael E. Grom
Title: Vice President, Treasurer and Controller

THE BANK OF NEW YORK, as Trustee
By: /s/ Cassandra Shedd
Name: Cassandra Shedd
Title: Vice President
CELANESE CORPORATION
By: /s/ Corliss J. Nelson
Name: Corliss J. Nelson
Title: Executive Vice President and Chief Financial Officer